UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304 Las Vegas, NV, 89101
(Address of Principal Executive Offices)

（775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (2§40.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Explanatory Note

This Form 8-K/A is being filed as an amendment (the “Amendment No. 1”) to the Current Report on Form 8-K filed by Transuite.Org, Inc. with the Securities and Exchange Commission on January 30, 2025 (the “Original 8-K”).

Item 1.01 Entry into a Material Definitive Agreement

This Amendment No. 1 is filed for the purpose of disclosing the execution of Equity Purchase Agreement Purchase Agreement and Registration Rights Agreement dated March 6, 2025, entered into by the Company and Williamsburg Venture Holdings, LLC, to reflect the changes (i) increase the Maximum Commitment Amount from $5 million to $10 million, and (ii) file Registration Statement with SEC by June 1, 2025.

The Amended Equity Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 10.2 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit
10.1	Equity Purchase Agreement dated March 6, 2025
10.2	Registration Rights Agreement dated March 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transuite.Org Inc.

Date: March 7, 2025	By:	/s/ Jinghua Song
Name: Jinghua Song
Title: CEO, Director

Date: March 7, 2025	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: President, Chairwoman of the Board, Secretary, Treasurer, CFO, Director